SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[ X ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                       MainStreet BankGroup, Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Dear Shareholder:

         The Directors of MainStreet BankGroup Incorporated invite you to attend our Annual Meeting of Shareholders to be held in the Auditorium of the Henry County Administration Building, 3300 Kings Mountain Road, Collinsville, Virginia on Wednesday, April 23, 1997 at 11:00 a.m.

         In addition to the election of directors, at this year's meeting we are asking shareholders to approve the 1997 Stock Incentive Plan, which we believe is an integral part of our program for recruiting and retaining outstanding officers and employees. My staff and I will report to our shareholders our progress in moving closer to realizing the vision we set for our corporation, and we will be available for your questions and comments.

         Whether or not you plan to attend the meeting, after you have reviewed the Proxy Statement please return the enclosed proxy card, properly completed, as soon as possible. A postage-paid envelope is enclosed for your convenience.

         Your Board of Directors and I look forward to seeing you at our Annual Meeting.


                                                     Sincerely,



                                                     /s/Michael R. Brenan
                                                     --------------------
                                                     Michael R. Brenan
                                                     Chairman, President and
                                                     Chief Executive Officer

March 24, 1997

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON April 23, 1997



To the Holders of Common Stock Of
MainStreet BankGroup Incorporated:

The Annual Meeting of Shareholders of MainStreet BankGroup Incorporated will be held on Wednesday, April 23, 1997, at 11:00 a.m., at The Henry County
Administration Building, 3300 Kings Mountain Road, Collinsville, Virginia. The items of business are:

1. To elect a Board of Directors consisting of 11 members for the ensuing year; and

2.       To approve the MainStreet  BankGroup  Incorporated 1997 Stock Incentive
         Plan; and

3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

These items are more fully described in the accompanying Proxy Statement. The Board of Directors has determined that holders of Common Stock of record at the close of business on February 28, 1997 will be entitled to notice of and to vote on all questions at the Annual Meeting or any adjournment thereof.


                                            By Order of the Board of Directors



                                            /s/Rebecca J. Jenkins
                                            ---------------------
                                            Rebecca J. Jenkins
                                            Secretary
March 24, 1997






                             YOUR VOTE IS IMPORTANT!

             Please mark, sign, and date the enclosed proxy card and
               mail it promptly in the enclosed pre-paid envelope.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 23, 1997




GENERAL INFORMATION

         This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of the enclosed proxy to be used at the 1997 Annual Meeting of Shareholders of MainStreet BankGroup Incorporated ("BankGroup") to be held at The Henry County Administration Building, 3300 Kings Mountain Road, Collinsville, Virginia, on Wednesday, April 23, 1997, at 11:00 a.m., and at any adjournment thereof. The shares represented by any proxy will be voted as instructed, and in the absence of instructions will be voted FOR the election of Directors and approval of the 1997 Stock Incentive Plan.

         Any shareholder who has executed a proxy and attends the Annual Meeting may elect to vote in person rather than by proxy. A shareholder may revoke his proxy at any time before it is exercised by filing written notice thereof or by filing a later valid proxy with the Secretary of BankGroup. However, any such revocation will not affect any vote previously taken. Presence at the Annual Meeting does not of itself revoke such proxy.


OUTSTANDING COMMON STOCK, RECORD DATE, AND SOLICITATION

         The Directors of BankGroup have fixed February 28, 1997, as the record date for shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to vote. As of February 28, 1997, 11,207,533 shares of Common Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters presented at the meeting. See "Security Ownership of Management and Principal Shareholders."

         The cost of solicitation of proxies will be borne by BankGroup. Solicitations will be made only by the use of the mail, except that Directors, officers and regular employees of BankGroup, or its affiliates, may make solicitations of proxies by telephone, telegraph, or by personal calls. Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of the Common Stock held of record by such persons, and BankGroup will reimburse them for their reasonable charges and expenses in this connection.

         A majority of the votes entitled to be cast on matters to be considered at the meeting constitutes a quorum. If a share is represented for any purpose at the meeting, for quorum purposes it is present for all matters considered at the meeting. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted on any matter are included in determining the number of votes present or represented at the meeting. Broker Shares that are not voted on any matter at the meeting are not included in determining whether a quorum is present. Votes that are withheld and Broker Shares that are not voted (commonly referred to as "broker non-votes") are not included in determining the number of votes cast in the election of directors or on other matters.

ITEM 1 - ELECTION OF DIRECTORS

         At the Annual Meeting, 11 Directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified.

         It is the intention of the persons named in the enclosed proxy to vote for the election of the 11 persons named herein, all of whom currently are Directors. Proxies will be voted for the election as Directors of the nominees listed below (or, if unexpectedly unavailable, for such substitutes as the Board of Directors may designate) to serve until the next annual meeting of shareholders and until their respective successors have been duly elected and qualified. The Board of Directors does not anticipate any nominees will be unavailable for election.

         All nominees other than Phillip W. Dean and George J. Kostel have been elected by shareholders at previous annual meetings. Mr. Dean was elected to the Board by the Directors in February 1997 pursuant to provisions of BankGroup's agreement to acquire Hanover Bank, and Mr. Kostel was elected to the Board by the Directors in December 1996 pursuant to similar provisions in BankGroup's agreement to acquire The First National Bank of Clifton Forge. As provided in each acquisition agreement, the eligibility of both nominees for election at annual meetings is governed by BankGroup's bylaws.

         The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors.

                              Position with BankGroup or Other                                            Director
Nominees (Age)                Principal Occupation and Directorships                                        Since
--------------                --------------------------------------                                        -----
W. Christopher Beeler, Jr.    President and Chief Executive Officer, Virginia Mirror Company,               2/92
     (45)                     Inc. and Virginia Glass Products Corporation (mirror manufacturer),
                              Martinsville, Virginia.  Mr Beeler is a Director of Hooker Furniture
                              Corporation (furniture manufacturer), Martinsville, Virginia.

Thomas B. Bishop              Owner & Manager, Berry Enterprise, (lumber retailer building                  4/93
     (43)                     contractor) Chilhowie, Virginia.

Michael R. Brenan             Chairman of the Board, President, and Chief  Executive Officer of             6/94
     (44)                     MainStreet BankGroup Incorporated.  Mr. Brenan was President and
                              Chief Operating  Officer of Bank One,  Youngstown, N.A., Youngstown,
                              Ohio from January 1992 to June  1994.

William L. Cooper, III        President and Chief Executive Officer, Cooper Wood Products                   4/92
     (42)                     (furniture component manufacturer), Rocky Mount, Virginia.

Billy P. Craft                President, Village Motors, Inc.  (franchised automobile dealer)               4/94
     (67)                     Lynchburg, Virginia.

Phillip W. Dean               Executive Vice President and CEO, Leadbetter, Inc.,                           2/97
     (54 )                    (Rental Property Management), Ashland, Virginia

I. Patricia Henry             Plant Manager, Eden - Plant, Miller Brewing Company                           2/96
     (49)                     (beverage manufacturer), Eden, North Carolina

Larry E. Hutchens             Chairman, Hutchens Petroleum (petroleum marketer),                            8/86
    (51)                      Stuart, Virginia.

George J. Kostel              Retired Attorney and Banking Executive                                       12/96
    (69 )

William O. McCabe, Jr.,M.D.   Physician and retired President, Forest Family                                8/85
    (65)                      Physicians, Inc., Forest, Virginia.

Albert L. Prillaman           Chairman, Chief Executive Officer and President,                              4/94
    (51)                      Stanley Furniture Company, Inc. (furniture
                              manufacturer), Stanleytown, Virginia.

           SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth information as of January 31, 1997, concerning the beneficial ownership, direct or indirect, of Common Stock by Directors, nominees for Director, the Chief Executive Officer, the four most highly compensated Executive Officers, all Directors and Executive Officers as a group, and persons beneficially owning more than 5% of Common Stock.

                                      Sole Voting &                                                         Aggregate
                                        Investment                                    Aggregate            Percentage
         Name                            Power(1)                Other (2)               Total                Owned
         ----                            --------                ---------               -----                -----

James E. Adams                           5,770(3)                    ---                5,770                   *

S. Richard Bagby                         6,505(4)                    ---                6,505                   *

W. Christopher Beeler, Jr.               5,633                       946                6,579                  .1

Thomas B. Bishop                         1,100                       ---                1,100                   *

Michael R. Brenan                       22,420(5)                    ---               22,420                  .2

William L. Cooper, III                   6,240                     2,508                8,748                  .1

Billy P. Craft                          97,224                       ---               97,224                  .9

Phillip W. Dean                         15,381                       388               15,769                  .1

Larry E. Hutchens                        8,086                     9,253               17,339                  .2

Rebecca J. Jenkins                       5,290(6)                  4,076(7)             9,366                  .1

George J. Kostel                        45,359                    40,029               85,388                  .8

William O. McCabe, Jr. M.D.             11,657                       ---               11,657                  .1

Albert L. Prillaman                      5,450                       ---                5,450                   *

R. M. Simmons, Jr.**                    28,154                    25,812               53,966                  .5

Thomas B. Stanley, Jr**.                   824                    36,060               36,884                  .3

R. Bruce Valley                         13,167(8)                    ---               13,167                  .1

Directors and Executive                289,678                   118,074              407,752                 3.6
    Officers as a Group
    (21 persons)

MainStreet Trust (9)                   505,463                   572,778            1,078,241                 9.5
Company, NA
-----------------------
*    Denotes less than .1% of outstanding shares.

** Messrs. Simmons and Stanley are retiring from the Board at the 1997 annual meeting in accordance with Bylaw provisions for retirement of directors.

(1) Includes 23,777 shares that may be acquired by certain officers and by Director Phillip W. Dean pursuant to options granted under BankGroup's stock option plans.

(2) Includes shares owned by relatives and in certain trust relationships, which shares may be deemed to be beneficially owned under rules and regulations of the Securities and Exchange Commission. The inclusion of these shares does not constitute an admission of beneficial ownership.

(3) Includes 2,387 shares of a restricted stock award as to which Mr. Adams has current voting rights.

(4) Includes 1,997 shares of a restricted stock award as to which Mr. Bagby has current voting rights.

(5) Includes 6,597 shares of restricted stock awards as to which Mr. Brenan has current voting rights.

(6) Includes 1,847 shares of a restricted stock award as to which Ms. Jenkins has current voting rights.

(7) Includes 1,396 shares of a restricted stock award as to which Ms. Jenkins' spouse has current voting rights.

(8) Includes 2,383 shares of a restricted stock award as to which Mr. Valley has current voting rights.

(9) BankGroup's affiliate, MainStreet Trust Company, NA, 200 East Church Street, Martinsville, Virginia, held through the normal conduct of its trust business, 1,078,241 shares of Common Stock as of January 31, 1997. Of these shares, MainStreet Trust Company, NA has sole voting and investment power as to 505,463 shares, shared voting and investment power as to 215,702 shares, and sole investment power as to 201,358 shares. Virginia law prohibits MainStreet Trust Company, NA from voting shares as to which it has sole voting power, but shares as to which it has shared voting power can be voted by the person with whom it shares such power. Pursuant to Virginia law, a co-fiduciary may be appointed for all of the shares held by MainStreet Trust Company, NA with sole power to vote, in order that such shares may be voted at the Annual Meeting.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires that BankGroup's directors and executive officers, and persons who own more than 10% of a registered class of BankGroup's equity securities, file with the Securities and Exchange Commission initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of BankGroup. The same persons are also required by Securities and Exchange Commission regulation to furnish BankGroup with copies of all Section 16(a) forms that they file.

         Based solely on its review of the forms required by Section 16(a) of the Securities Exchange Act of 1934 that have been received by BankGroup or written representations from certain reporting persons that no annual statements on Form 5 were required, BankGroup believes that its officers and Directors and beneficial owners of greater than 10% of its Common Stock complied with all applicable filing requirements

COMMITTEES OF THE BOARD

         The  Board  of  Directors  has  established  an  Audit   Committee,   a
Compensation Committee, a Corporate Governance and Nominating Committee, a Corporate Responsibility and Compliance Committee, an Executive Committee and a Corporate Objectives and Finance Committee and has assigned certain responsibilities to each of those Committees. The Audit Committee recommends to the Board of Directors, the firm to be employed as its independent accountants to audit BankGroup's consolidated financial statements; reviews and approves the scope, purpose and type of audit services to be performed by the internal and external auditors; reviews the activities and findings of the internal and external auditors to determine the effectiveness of the audit function; reviews procedures for ensuring compliance with BankGroup's policies on conflict of interest; and renders regular reports to the Board of Directors on its activities and findings. The Compensation Committee recommends, to the Board of Directors, the compensation to be paid to the executive officers of BankGroup and its subsidiaries, approves the general salary administration policies for BankGroup's other officers and employees, and approves the overall structure of the benefits program. The Compensation Committee also administers BankGroup's stock option plans. The Audit Committee and the Compensation Committee each consist of non-employee Directors. The Corporate Governance and Nominating Committee reviews the qualifications of possible candidates for the Board of Directors including candidates recommended by shareholders and recommends these candidates to the Board of Directors, evaluates the performance of the Board of Directors and evaluates the performance of the Chief Executive Officer at least annually. Shareholder recommendation of possible candidates must be submitted in writing to the Secretary of BankGroup, must be accompanied by a statement signed by the recommended candidates of their willingness to serve, if elected, and must be received at least 90 days before the date of the annual meeting at which the recommended candidates, if approved by the Corporate Governance and Nominating Committee and the Board of Directors, would be nominated for election by shareholders. The Corporate Objectives and Finance Committee is responsible for overseeing the strategic planning process, assisting Management with setting a strategic direction for BankGroup, focusing the attention of the Board of Directors on long-range objectives, monitoring the operational and financial results of BankGroup and assessing management's achievement of BankGroup's long-range objectives. The Executive Committee has all powers of the full Board not prohibited to it under the Virginia Stock Corporation Act and will be called to meet in the event of emergencies or when action of the Board of Directors is necessary between meetings and it is not possible or practicable to call a special meeting. The Corporate Responsibility and Compliance Committee is responsible for ensuring that standards of ethical behavior and proper compliance programs are established and maintained throughout BankGroup.

     Executive Committee -- W. Christopher Beeler, Jr., Michael R. Brenan (Chairman), William L. Cooper, III, Larry E. Hutchens, Albert L. Prillaman, and Thomas B. Stanley, Jr.

     Audit Committee -- W. Christopher Beeler, Jr. (Chairman), William L. Cooper, III, Billy P. Craft, Phillip W. Dean, George J. Kostel, and Richard M. Simmons Jr.

     Compensation Committee -- William L. Cooper, III (Chairman), Larry E. Hutchens, William O. McCabe, Jr., M.D., and Albert L. Prillaman.

     Corporate Governance and Nominating Committee -- Thomas B. Bishop,  Michael
R. Brenan, Billy P. Craft, Phillip W. Dean, I. Patricia Henry, Albert L. Prillaman, Richard M. Simmons, Jr., and Thomas B. Stanley, Jr. (Chairman).

     Corporate Objectives & Finance Committee -- W. Christopher Beeler, Jr., William L. Cooper, III, Billy P. Craft, Phillip W. Dean, Larry E. Hutchens, George J. Kostel, Albert L. Prillaman (Chairman), Richard M. Simmons, Jr., and Thomas B. Stanley, Jr.

     Corporate  Responsibility & Compliance Committee -- Thomas B. Bishop, Larry
E. Hutchens (Chairman), I. Patricia Henry, George J. Kostel, William O. McCabe, Jr., M.D., and Richard M. Simmons, Jr.

ATTENDANCE

         The Board of Directors held nine meetings during 1996, the Audit Committee met five times, the Compensation Committee met four times, the Corporate Governance and Nominating Committee met three times, the Corporate Objectives & Finance Committee met three times, the Corporate Responsibility & Compliance Committee met two times, and the Executive Committee met once. During 1996, each director attended more than 75% of the meetings of the Board and of any committee on which they served with the exception of I. Patricia Henry, elected during the year, who attended 60% of such meetings. Ms. Henry's absences were due to previously scheduled business commitments with her employer.

COMPENSATION OF DIRECTORS

         In 1996, Directors who were not also employees of BankGroup were paid an annual retainer of 200 shares of BankGroup Common Stock plus $2,088 in cash, a fee of $300 for each Board and Committee meeting attended with the Committee Chariman paid $400 each Committee meeting chaired, and their expenses for attending meetings.

REPORT OF COMPENSATION COMMITTEE

         This report by the Compensation Committee is required by rules of the Securities and Exchange Commission. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it is not to be otherwise deemed filed under either such Act.

         In 1996, the Compensation Committee consisted of four members of the BankGroup Board of Directors who were not officers of BankGroup or a BankGroup subsidiary bank ("Subsidiary Bank"). This committee considered the recommendations of the Subsidiary Bank Boards and made final compensation decisions on the Chief Executive Officers of the Subsidiary Banks and BankGroup Executive Officers.

                        Compensation Policies and Overall
                  Objectives of Executive Compensation Programs

         The 1996 executive compensation program of BankGroup and of each Subsidiary Bank was designed to provide each executive the opportunity to earn a competitive level of compensation relative to the officer's individual performance, experience and responsibility and the financial success of the bank. The following objectives express the fundamental philosophy of BankGroup, the Subsidiary Bank Boards and the Compensation Committee:

     . Provide a competitive compensation package that enables BankGroup to attract and retain key executives by evaluating comparable historical and industry information, with emphasis on peer group bank holding companies and banks.
     .  Evaluate  bonus  programs  that  would be  based  upon  the  annual  and long-term performance of BankGroup and the Subsidiary Banks and individual performance.
     . Provide variable stock compensation opportunities directly linked with the performance of BankGroup and the Subsidiary Banks, aligning executive remuneration with the interests of shareholders.


                         Compensation Program Components

         BankGroups' overall compensation programs have been established with the objectives of having pay levels and incentive opportunities competitive with peer group bank holding companies and banks and reflect the performance of BankGroup and the Subsidiary Banks. The programs consisted of three main components: base salary, the potential for an executive officer to receive an annual bonus based on overall performance and stock based incentives. The particular elements of the compensation program for executive officers are further explained below.

         Salary - The Compensation Committee and Subsidiary Bank Boards determined salary parameters through comparisons with companies of similar size and complexity of BankGroup. The Subsidiary Bank Boards and the Compensation Committee relied on the Watson Wyatt salary information service and survey data from the Virginia Bankers Association for comparative historical compensation information and comparative industry information. The objective was to have base salaries, when considered as part of total compensation, be adequate and competitive with the Subsidiary Bank's peer group, based on asset size. BankGroup's salary administration policy and procedures for executive compensation which were approved by the Compensation Committee permit the Boards of Directors of the Subsidiary Banks to set the base salaries of their executive officers in accordance with the salary administration guidelines prepared from peer group data. The salaries of the Chief Executive Officers of the Subsidiary Banks are approved by the Compensation Committee in consultation with the Subsidiary Bank Boards of Directors.

         Annual Bonus - In 1995, the Compensation Committee established a Key Management Incentive Plan (the "Plan") for the Subsidiary Bank Chief Executive Officers and the principal officers of BankGroup. The Plan is designed to offer incentives to those employees whose performance directly affects BankGroup's profitability as determined by the Compensation Committee. Each individual selected as a Plan participant is assigned a target potential bonus award computed as a predetermined percentage ranging from 20% to 30% of the participant's annual base salary based upon achievement of performance goals set by the Compensation Committee on an annual basis relating to Return On Assets, Return on Equity, Net Income and Efficiency Ratios. Under the Plan a participant could receive from a minimum of 50% of the target salary percentage award to a maximum of 200% of the target salary percentage depending upon the performance of BankGroup as a whole and that of each individual Subsidiary Bank. The formula for the Subsidiary Bank Chief Executive Officers except for the CEO of the Trust Bank Subsidiary was weighted more heavily to the performance of the individual Subsidiary Bank while the Plan as applied to BankGroup principal officers and the CEO of the Trust Subsidiary was based entirely upon the consolidated performance of BankGroup. The 1996 performance of BankGroup resulted in the principal officers of BankGroup and the CEO of the Trust Subsidiary receiving cash bonus awards equal to 106.5% of their target salary percentages and the Subsidiary Bank Chief Executive Officers receiving bonus awards ranging from 98.4% to 131.2% of their target salary percentages.

         Stock Award Program - The program included the potential for awarding stock-based incentives to principal officers of BankGroup and its Subsidiary Banks in an amount equal to 37.5% of each participant's base salary if BankGroup's performance goals were achieved. The philosophy of the committee is to award the principal officers of BankGroup and its Subsidiary Banks' chief executive officers for outstanding performance of BankGroup on a consolidated basis. For 1996, 18,446 incentive stock options were awarded to the Named Executive Officers (excluding Michael R. Brenan) of BankGroup as set forth in the Summary Compensation Table.

         Compensation of the Chief Executive Officer - In establishing the salary of the Chief Executive Officer of BankGroup, the Compensation Committee retained an independent consulting firm which designed a customized peer group for BankGroup consisting of banks and bank holding companies determined to be similar in size and complexity to BankGroup. The Compensation Committee also reviewed data from Watson Wyatt Data Services, Financial Institutions Benchmark Compensation Report; BAI Foundation, The Bank Key Executive Compensation Survey; and the Virginia Bankers Association current salary survey data. In 1995, the Compensation Committee had established a salary range designed with a midpoint reflecting the median compensation for chief executive officers in the established peer group and the minimum set at 80% of the midpoint. In June of 1996, the Compensation Committee recommended, and the Board of Directors approved, a merit increase of 10.8% in Mr. Brenan's annual base salary from $185,000 to $205,000.

         Mr. Brenan participates in the Key Management Incentive Plan both with regard to cash bonus and stock incentives. Mr. Brenan's target salary percentage for cash bonus purposes was set by the Compensation Committee for 1996 at 40% and the stock incentive target percentage at 52.5% of his annual base salary. The performance benchmarks for Mr. Brenan with regard to ROA, ROE, net income and efficiency ratios were identical with those set for the other principal officers of BankGroup and his awards were determined by the consolidated performance of BankGroup. In 1996, BankGroup achieved record earnings, and outperformed peer group bank averages with regard to return on assets, return on equity, net interest margin and efficiency ratio. Based on this performance the application of the Plan formula resulted in Mr. Brenan being awarded a cash bonus equal to 106.5% of his target salary percentage and 10,192 incentive stock options.


                             Compensation Committee
                        William L. Cooper, III (Chairman)
                                Larry E. Hutchens
                          William O. McCabe, Jr., M.D.
                               Albert L. Prillaman

SUMMARY COMPENSATION TABLE

         The following table presents information relating to total compensation of the Chief Executive Officer and the four other most highly compensated executive Officers of BankGroup and its subsidiaries for the fiscal year ended December 31, 1996.

                                                     SUMMARY COMPENSATION TABLE

                                                                                                        Long Term
                                                                                                      Compensation
                                                        Annual Compensation                               Awards
                                         ----------------------------------------------------------------------------------------
                                                                           Other        Restricted       Securities
                                                                          Annual          Stock         Underlying      All Other
     Name and                                                          Compensation      Award(s)        Option/     Compensation
Principal Position            Year       Salary($)      Bonus($)         $ (1)               $           SARS(#)          (2)($)
------------------            ----       ---------      --------         -----               -           -------          ------
Michael R. Brenan             1996       $201,000       $87,302         $50,960(3)          ---         10,192          $14,975
Chairman of the               1995        171,309        65,182          41,986(3)      $97,125            ---          $15,179
Board, President              1994         85,312        75,000          50,014(3)       64,000(4)      20,000              ---
   and Chief Executive
   Executive Officer,
   MainStreet BankGroup
   Incorporated (hired 6/94)


James E. Adams                1996       $137,150       $45,290             ---             ---           5,036          $35,572
   Executive Vice             1995        128,249        40,015             ---         $49,688             ---            7,561
   President, Chief           1994         20,592        25,000         $15,327(5)          ---             ---              ---
   Financial Officer
   and Treasurer
   (hired 11/94)


R. Bruce Valley               1996       $134,800       $41,205             ---             ---          4,876          $26,306
   President and Chief        1995        131,078        47,123             ---         $49,613            ---            9,019
   Executive Officer          1994        114,580        18,207             ---             ---          3,400            6,351
   Piedmont Trust Bank


Rebecca J. Jenkins            1996       $113,750       $39,925             ---             ---          4,439          $17,440
   Executive Vice             1995         97,871        30,955             ---         $38,438            ---            5,783
   President and              1994         29,124        11,500          $6,140(6)          ---            ---              ---
   Secretary
   (hired 9/94)


S. Richard Bagby              1996       $113,100       $30,689             ---             ---          4,095          $28,171
   Senior Vice President      1995        107,950        27,910             ---         $41,588            ---            6,332
   Chief Credit Officer       1994        101,156           ---             ---             ---          1,000            5,334

(1) Amounts of Other Annual Compensation earned by the named executive officers, other than Mr. Brenan for 1996, 1995 and 1994 and Mr. Adams and Ms. Jenkins for 1994, did not meet the threshold reporting requirements.

(2) Consists of 401(k) matching contributions made by Piedmont Trust Bank and BankGroup and the portion of life insurance premiums paid by the Company and Piedmont Trust Bank for the Named Executives under a Split-Dollar Life Insurance Program provided for senior officers of the Company and its subsidiary Banks. BankGroup's 401(k) Plan provides for matching contributions all Plan participants. The 1996 401(k) matching contributions for the Named Executives are as follows: Mr. Brenan, $4,239; Mr. Adams, $4,770; Mr. Valley, $3,396; Ms. Jenkins, $3,987; and Mr. Bagby, $4,003. The
     portion of the life insurance premium under the Split-Dollar Program paid by the Company and Piedmont Trust Bank on behalf of the Named Executives for 1996 was as follows: Mr. Brenan, $10,736; Mr. Adams, $30,802; Mr.
     Valley,  $22,901;  Ms.  Jenkins,  $13,453;  and  Mr.  Bagby,  $24,168.  The
     Split-Dollar Life Insurance contract between the participants and the Company and subsidiary Banks provides for the recapture over time of 100% of the premiums paid on behalf of the participants by the Company or the banks and the Company and banks retain a lien on the proceeds of each policy to ensure repayment of premium amounts advanced.

(3) The Other Annual Compensation paid to Mr. Brenan in 1996 included the vesting of 1,600 shares of restricted BankGroup Common Stock valued at $26,600 and $20,231 for "gross-up" of taxes regarding the value of the stock award. The Other Annual Compensation paid to Mr. Brenan in 1995 included the vesting of 1,600 shares of restricted BankGroup Common Stock valued at $20,500 and $15,532 for "gross-up" of taxes regarding the value of the stock award. The Other Annual Compensation paid to Mr. Brenan in 1994 included an award of 800 shares of BankGroup Common Stock valued at $16,300.00.

(4) Mr. Brenan's initial compensation package in June 1994 included a restricted award of 8,000 shares of BankGroup Common Stock which shares are scheduled to vest ratably on his anniversary date over a period of five years. Mr. Brenan receives dividends on the total number of awarded shares vested and unvested. The 1,600 shares which vested in each of June 1994, 1995 and 1996, are reflected as Other Annual Compensation . The value of the remaining 3,200 shares of restricted stock held by Mr. Brenan as of December 31, 1996 was $62,400.

(5) The other annual compensation paid to Mr. Adams in 1994 was comprised of $5,784 for relocation expenses, $3,543 representing gross-up for taxes regarding relocation payments and expenses and $6,000 for club initiation fees.

(6) The other annual compensation paid to Ms. Jenkins in 1994 included $6,000 for club initiation fees.

STOCK OPTION PLANS

         The following table presents information concerning stock options and stock appreciation rights ("SARs") for the individuals named in the Summary Compensation Table(1).


                                Aggregated Option/SAR Exercises in Last Fiscal Year
                                            and FY-End Option/SAR Values

                                                       Number of Shares                      Value of
                                                    Underlying Unexercised           Unexercised In-the-Money
                                                    Options/SARs at FY-End           Options/SARs at FY-End(2)
                                                    ----------------------           -------------------------
                       Number of
                        Shares
                      Acquired on      Value
       Name             Exercise      Realized      Exercisable     Unexercisable     Exercisable    Unexercisable
       ----             --------      --------      -----------     -------------     -----------    -------------
Michael R. Brenan            0              0         12,000            8,000           $105,000         $70,000

R. Bruce Valley            625         11,094          3,400                0             28,900               0

S. Richard Bagby             0              0          1,000                0              8,500               0

(1) Mr. Adams and Ms. Jenkins had not been awarded any Options or SARs as of December 31, 1996.

(2) Computed based upon the difference between aggregate market value at the exercise date or December 31, 1996, as the case may be, and aggregate exercise price.


PENSION PLAN

         BankGroup and its subsidiaries have a non-contributory retirement plan established in 1995 covering substantially all employees who meet certain age, tenure, and hours worked criteria, and a supplemental executive retirement plan covering certain key executives, including those in the Summary Compensation Table. The Summary Compensation Table does not include the amount of the contribution payment or accrual for any executive officer in these plans, as these amounts cannot be readily separated or individually calculated and are based upon actuarial assumptions for the population as a whole.

         The retirement plan formula provides 1.5% for each year of service up to the Social Security covered compensation level for each year of service, and an additional .65% of compensation above the Social Security covered compensation level for each year of service not to exceed 35 years, times the average of the highest five years compensation. Early retirement date is age 60, with five years of service subsequent to May 1, 1995.

         The supplemental retirement plan provides for 65% of highest compensation in the last five years, provided the executive has completed five years of total service, subsequent to November 1, 1995 and attained age 65, offset by any payments received from primary Social Security, the participants" accrued benefit under the retirement plan, and the participants' defined contribution offset amount from a prior plan. Normal retirement is age 65. Benefits are reduced by .42% for each month of early retirement, which may be elected at age 55 or later, provided the participant has completed at least five years of service subsequent to November 1, 1995. BankGroup has purchased life insurance contracts on the participants in the plan, payable to BankGroup.

         The maximum annual benefits payable at normal retirement age to eligible participants in the retirement plan and the supplemental retirement plan combined, including the executives named in the Summary Compensation Table, are illustrated in the following table:

                                              YEARS OF SERVICE

  Highest Base Salary
   Previous 5 Years             15                20               25               30                35
   ----------------             --                --               --               --                --
      100,000               $ 65,000          $ 65,000         $ 65,000          $ 65,000         $ 69,381
      125,000                 81,250            81,250           81,250            81,250           88,193
      150,000                 97,500            97,500           97,500            97,500          107,006
      175,000                113,750           113,750          113,750           113,750          113,750
      200,000                130,000           130,000          130,000           130,000          130,000
      250,000                162,500           162,500          162,500           162,500          162,500

(1) Benefit amounts include benefits from the retirement plan and the supplemental plan, if participant is eligible for both.

(2) Supplemental retirement benefits amounts listed are offset by payments received under primary Social Security, the participants' accrued benefit, and the participants' defined contribution offset amount from a prior plan.

(3) Retirement plan calculations are based on straight life annuity assuming full benefit at age 65, and covered compensation of $25,800 for a person age 65 in 1995. Compensation is currently limited to $150,000 by federal tax law.



         The compensation covered by the retirement plan is base salary and wages, paid or accrued to the employee (plus any contribution by the employee to any tax qualified 401(k) plans, excluding overtime pay, bonus, fringe benefits and any other form of additional compensation).

         Ages and credited years of service under the retirement plan for such persons are as follows: Mr. Brenan (44) -- 3; Mr. Valley (56) -- 19; Mr. Adams
(52) -- 2; Mr. Bagby (57) --16; and Ms. Jenkins (47) --2.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

         BankGroup's Officers and Directors, and other corporations, business organizations, and persons with which some of BankGroup's Officers and Directors are associated, customarily have banking transactions with Subsidiary Banks. All such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and security for loans, as those prevailing at the time in comparable transactions with others and did not involve more than the normal risk of collectibility or present other unfavorable features.

                      TERMINATION OF EMPLOYMENT AND CHANGE
                             OF CONTROL ARRANGEMENTS


         BankGroup has a severance agreement arrangement with Messrs. Brenan, Valley, Adams, and Bagby, Ms. Jenkins and 14 other Officers of BankGroup and its affiliates. The agreements for all the officers, except Mr. Brenan are identical except for the period for which benefits will be paid and are designed to solidify employment arrangements.

         The agreements provide for certain benefits in the event of a "change in control" of BankGroup which is not approved by the Board of Directors, followed by termination of employment without cause, demotion, or disproportionate reduction of compensation within 12 months of the change in control. If a change in control not approved by the Board of Directors occurs, the principal benefits an employee receives under the agreements are: (i) salary payments continue for 12 months with an officer being paid the average monthly salary as in effect for the 12-month period preceding his termination date, or the monthly salary as in effect for the full month prior to such date; (ii) insurance benefits continue for one year; (iii) in addition to benefits entitled to be received under the Profit Sharing Plan and Pension Plan (or any successor plan or program in effect on the date of termination), full vesting in the Profit Sharing and Pension Plan (or successor plan or program) as of the date of termination; and (iv) if during the one-year period the officer obtains employment which requires relocation extending beyond 100 miles of the city where the officer was principally employed, BankGroup will purchase the employee's principal residence at its appraised value or pay the employee a sum in cash equal to the difference between the sales price and appraised value, if the employee fails to sell the principal residence or fails to receive upon any sale at least the appraised value of the principal residence.

         No benefits are payable under the agreement if the change in control is approved by BankGroup's Board of Directors.

         All agreements provide for initial terms of three years, with reviews by the Board of Directors to consider extending the term for an additional year. During 1996, the Board of Directors extended the term of each of the severance agreements for one additional year.

         Mr. Brenan's agreement is identical with the previously described agreements, except for the addition of a clause entitling Mr. Brenan to receive a payment equal to three times his total compensation in the event that a change in control occurs within three years of his employment date followed by termination of employment without cause, demotion or disproportionate reduction of compensation within twelve months of the change of control. If a change of control occurs after June 15, 1997, Mr. Brenan's benefits under the change of control agreement will be identical to those of the other officers set forth above.

PERFORMANCE OF BANKGROUP COMMON STOCK


         The graph below compares the total returns (assuming reinvestment of dividends) of BankGroup Common Stock, The Nasdaq US Stocks Index, the SNL Securities Southeast Bank Index and the SNL Securities Bank ($500 million - $1 billion assets) Index. The graph assumes $100 invested on December 31, 1991 in BankGroup Common Stock and each of the indices. The shareholder return graph is not necessarily indicative of future performance.









                     (GRAPHIC-GRAPH PLOTTED TO POINTS BELOW)







                        12/31/91   12/31/92   12/31/93   12/31/94   12/31/95   12/31/96
                        --------   --------   --------   --------   --------   --------
MainStreet BkGrp         100.00     174.67     193.68     177.47     253.72     381.51
Nasdaq-Total US          100.00     116.38     133.60     130.59     184.68     227.16
Banks (Southeast)        100.00     137.67     144.61     144.93     217.37     298.39
Banks ($500M - $1B)      100.00     141.98     178.12     190.16     252.46     315.61


APPROVAL OF THE 1997 STOCK INCENTIVE PLAN

         The Board of Directors recommends that shareholders approve the MainStreet BankGroup 1997 Stock Incentive Plan (the "1997 Plan"), adopted by the Board on February 26, 1997, subject to approval by BankGroup's shareholders. The 1997 Plan permits the grant of options to purchase shares of Common Stock from BankGroup, Stock Appreciation Rights ("SARs"), Stock Awards and Performance Shares.

         Shareholders approved the 1990 Stock Option Plan at the 1990 annual meeting. As of the date of this proxy statement, 80,901 shares of Common Stock remain available for awards under the 1990 Incentive Plan. The Board believes it needs additional shares available for officer and employee incentive programs. Approval of the 1997 Plan will not affect the Company's ability to make additional awards under the 1990 Stock Option Plan, subject to its share authorization.

         The Board believes that the 1997 Plan will benefit BankGroup by (i) assisting it in recruiting and retaining the services of employees with ability and initiative, (ii) providing greater incentive for employees who provide valuable services to BankGroup and (iii) associating the interests of such persons with those of BankGroup through opportunities for increased stock ownership and performance-based incentive compensation. The more significant features of the 1997 Plan are described below.

Administration

         A committee of non-employee Directors appointed by the Board (the "Committee") will administer the 1997 Plan. The Committee will have the authority to select the individuals who will participate in the 1997 Plan ("Participants"), to grant Options and SARs, and to make Stock Awards and awards of Performance Shares upon such terms as the Committee considers appropriate. In addition, the Committee will have authority to interpret the 1997 Plan, to prescribe the form of agreements evidencing awards under the 1997 Plan, to adopt, amend and rescind rules and regulations pertaining to the administration of the 1997 Plan, and to make all other determinations for administration of the 1997 Plan.

Eligibility

         Any employee of BankGroup or its Subsidiary Banks is eligible to participate in the 1997 Plan if the Administrator determines that such person has contributed or can be expected to contribute to the profits or growth of BankGroup or a Subsidiary Bank. The Company is not able to estimate the number of individuals that the Administrator will select to participate in the 1997 Plan or the type or size of awards that the Administrator will approve.

Awards

         Options. Options granted under the 1997 Plan may be incentive stock options ("ISOs") or nonqualified stock options. A stock option entitles the Participant to purchase shares of Common Stock at the option price. The option price will be fixed by the Administrator at the time the option is granted, but in the case of an ISO the price cannot be less than the shares' fair market value on the date of grant. The option price may be paid in cash or, with the Administrator's consent, with shares of Common Stock, or a combination of cash and Common Stock. Options may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an option may be exercised will be fixed by the Administrator at the time the option is granted but cannot exceed 10 years.

         No employee may be granted ISOs, under the 1997 Plan or any other plan of the Company that are first exercisable in a calendar year for Common Stock having an aggregate fair market value (determined as of the date the option is granted) exceeding $100,000.

         SARs. SARs generally entitle the Participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the initial value of the SAR. The initial value of the SAR is the fair market value of a share of Common Stock on the date of grant or, in the case of a Corresponding SAR (as hereinafter defined), the option price of the related option. The 1997 Plan provides that the Administrator may prescribe that the Participant will realize appreciation on a different basis than described in the preceding sentences. For example, the Administrator may limit the amount of appreciation that may be realized upon the exercise of an SAR.

         SARs may be granted in relation to option grants ("Corresponding SARs") or independently of option grants. The difference between these two types of SARs is that to exercise a Corresponding SAR, the Participant must surrender unexercised that portion of the stock option to which the Corresponding SAR relates and vice versa.

         SARs may be exercised at such times and subject to such conditions as may be prescribed by the Administrator. The maximum period in which an SAR may be exercised will be fixed by the Administrator at the time the SAR is granted but cannot exceed ten years.

         Stock Awards. The 1997 Plan permits the grant of Stock Awards, i.e., shares of Common Stock. A Stock Award may be, but is not required to be, forfeitable or otherwise restricted until certain conditions are satisfied. These conditions may include, for example, a requirement that the Participant complete a specified period of service or that certain objectives be achieved. Any restrictions imposed on a Stock Award will be prescribed by the Administrator.

         Performance Shares. The 1997 Plan permits the award of Performance Shares, i.e., an award stated with reference to a number of shares of Common Stock that entitles the holder to receive a payment equal to the fair market value of the Common Stock if the performance objectives are achieved. The Administrator will determine the performance criteria at the time Performance Shares are granted. To the extent that a Performance Share award is earned, it may be settled in cash, with Common Stock or a combination of cash and Common Stock.

Transferability

         Options,   SARs,  Performance  Shares  and  Incentive  Awards  will  be nontransferable except by will or the laws of descent and distribution. Share Authorization

         Under the 1997 Plan, a maximum of 550,000 shares of Common Stock may be issued upon the exercise of options and SARs and the grant of Stock Awards and the settlement of Performance Shares. This limitation will be adjusted as the Committee determines is appropriate in the event of a change in the number of outstanding shares of Common Stock by reason of a stock dividend, stock split, combination, reclassification, recapitalization, or other similar events. The terms of outstanding awards and the limitations on individual grants also may be adjusted by the Administrator to reflect such changes. On March 12, 1997, the closing sales price of the Common Stock on NASDAQ was $22.75.

Amendment and Termination

         No option or SAR may be granted and no Stock Awards may be issued under the 1997 Plan after April 22, 2007. The Board may, without further action by shareholders, terminate or suspend the 1997 Plan in whole or in part. The Board also may amend the 1997 Plan except that no amendment that materially increases the number of shares of Common Stock that may be issued under the 1997 Plan or materially changes the class of individuals who may be selected to participate in the 1997 Plan will become effective until it is approved by shareholders.

Federal Income Tax Consequences

         BankGroup has been advised by counsel regarding the federal income tax consequences of the 1997 Plan. No income is recognized by a Participant at the time an option is granted. If the option is an ISO, no income will be recognized upon the Participant's exercise of the option. Income is recognized by a Participant when he disposes of shares acquired under an ISO. The exercise of a nonqualified stock option generally is a taxable event that requires the Participant to recognize, as ordinary income, the difference between the shares' fair market value and the option price.

         No income is recognized upon the grant of an SAR. The exercise of an SAR generally is a taxable event. The Participant must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of an SAR.

         Income is recognized on account of the grant of a Stock Award when the shares first become transferable or are no longer subject to a substantial risk of forfeiture. At that time the Participant recognizes income equal to the fair market value of the Common Stock.

         No income is recognized on account of the award of Performance Shares. The Participant must recognize income equal to any cash that is paid and the fair market value of Common Stock that is received in settlement of a Performance Share award.

         The employer (either BankGroup or a Subsidiary Bank) will be entitled to claim a federal income tax deduction on account of the exercise of a nonqualified stock option or SAR or the vesting of a Stock Award or the settlement of Performance Shares. The amount of the deduction is equal to the ordinary income recognized by the Participant. The employer will not be entitled to a federal income tax deduction on account of the grant or the exercise of an ISO. The employer may claim a federal income tax deduction on account of certain dispositions of ISO stock.

         The 1997 Plan must be approved by the holders of a majority of the shares of Common Stock represented at the Annual Meeting.


THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE 1997 STOCK INCENTIVE PLAN.

SUBMISSION OF SHAREHOLDER PROPOSALS

         Proposals of shareholders intended to be presented at the 1998 annual meeting must be received by BankGroup not later than November 21, 1997 in order to be included in the proxy statement and form of proxy relating to such Annual Meeting. Such proposals should be sent to the Secretary at BankGroup's principal office in Martinsville, Virginia by certified mail, return receipt requested.

         In addition to other applicable requirements, the Bylaws establish an advance notice procedure for the nomination of candidates for election as directors, other than by the Board of Directors of BankGroup, and for certain matters to be brought before an annual shareholders' meeting of BankGroup. A shareholder must give BankGroup notice not less than 90 days prior to a shareholders' meeting to: (a) nominate persons to be elected directors of BankGroup at such meeting or (b) propose business matters to be considered at such meeting. A shareholder must give BankGroup notice, within seven days following the announcement of a special meeting to elect directors, to nominate persons to be elected directors at such special meeting.

         BankGroup's bylaws provide that a shareholder of BankGroup entitled to vote for the election of directors may nominate persons for election to the Board at any meeting of shareholders by mailing written notice to the Secretary of BankGroup not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is given to shareholders. Any such shareholder's notice shall include (i) the name and address of the shareholder and of each person to be nominated, (ii) a representation that the shareholder is a holder of record of stock of BankGroup entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate each person specified, (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person (naming such person) pursuant to which the nomination is made by the shareholder, (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the Board, and (v) the consent of each nominee to serve as a director of BankGroup if so elected.

1996 ANNUAL REPORT ON FORM 10-K

         BankGroup's 1996 Annual Report on Form 10-K, which includes consolidated balance sheets as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, together with related notes and the independent auditors' report of Coopers & Lybrand L.L.P., BankGroup's independent public accountants for 1996, is being mailed along with this Proxy Statement to shareholders of record as of the close of business on February 28, 1997.

OTHER BUSINESS

         The Board of Directors does not know of any matters which may be presented for consideration at the meeting other than those specifically set forth in the Notice of Annual Meeting. However, in the event other proper matters are presented at the meeting, it is the intention of the proxy holders named in the enclosed Proxy to take such action as shall be in accordance with their best judgment with respect to such matters.

         Shareholders are urged to specify choices on the enclosed Proxy and to date and return it in the enclosed envelope. Your prompt response and cooperation will be appreciated.


                                              By Order of the Board of Directors



                                              /s/Rebecca J. Jenkins
                                              ---------------------
                                              Rebecca J. Jenkins
                                              Secretary

Dated:    March 24, 1997

                                 REVOCABLE PROXY
                        MAINSTREET BANKGROUP INCORPORATED

        [ X ]    PLEASE MARK VOTES
                 AS IN THIS EXAMPLE


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 23, 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS


   The undersigned hereby appoints James E. Adams and Michael R. Blevins, and each of them, with full power of substitution in each, Proxies to vote all the shares of Common Stock of MainStreet BankGroup Incorporated, which the undersigned is entitled to vote, at the Annual Meeting of Stockholders of the Corporation to be held Wednesday, April 23, 1997, at 11:00 a.m., and at any and all adjournments thereof.


ITEM 1: ELECTION OF DIRECTORS THE NOMINEES FOR DIRECTORS ARE:

W.C. BEELER, JR.; T. B. BISHOP; M. R. BRENAN; W. L.COOPER,  III; B. P. CRAFT; P.
W. DEAN; I. P. HENRY; L. E. HUTCHENS; G. J. KOSTEL; W. O. McCABE, JR., M.D.; AND
A. L. PRILLAMAN;



           [   ] For    [   ] Withhold    [   ] For All Except



INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.
--------------------------------------------------------------------------------




ITEM 2: APPROVAL  OF 1997 STOCK  INCENTIVE  PLAN.   Approval  of the  MainStreet
BankGroup 1997 Stock Incentive Plan, pursuant to which a maximum of 550,000 shares of MainStreet BankGroup Common Stock may be issued.

           [   ] For    [   ] Against    [   ] Abstain



ITEM 3: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting.

           [   ] For    [   ] Against    [   ] Abstain



           PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING. [   ]

   This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR Item 1.

   Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as Executor, Administrator, Attorney, Trustee or Guardian, please give full title as such. If a corporation, please sign in full corporate name by President, or other authorized officer, giving full title. If a partnership, please sign in partnership name by an authorized person, giving full title.



                         Please be sure to sign and date
                          this Proxy in the box below.



  ___________________
  Date

  ____________________________________________________
  Stockholder sign above

  ____________________________________________________
  Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.


                        MAINSTREET BANKGROUP INCORPORATED
    c/o Registrar and Transfer Company, 10 Commerce Drive, Cranford, NJ 07016


                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY